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                                                                 Exhibit 10(l)

                              Resignation and Release
                              -----------------------

              This Agreement is entered into as of May 7, 1997, between James
R. Copitzky ("Executive") and Sun Television and Appliances, Inc. (the
"Company").

              Executive and the Company mutually desire to resolve all matters based upon, relating to or arising from the creation, existence or termination of the employment relationship between them, and to terminate herewith all provisions (including, but not limited to, restrictive covenants) of that certain "Employment Agreement" between the Executive and the Company dated as of January 18, 1996.

             1. RESIGNATION AS OFFICER AND DIRECTOR.

              (a) Executive hereby confirms his resignation, effective as of the close of business on May 7, 1997, from any and all positions that he holds as an officer and employee of the Company (including but not limited to the offices of President, Chief Executive Officer and Director). The Company hereby confirms its acceptance of such resignation.

              (b) The Company and the Executive agree to work together in the preparation of an appropriate press release to announce Executive's resignation, with such press release being reasonably satisfactory to each of the Company and the Executive.

              2. TERMINATION OF EMPLOYMENT.

              (a) Unless Executive resigns his employment on an earlier date, Executive will continue as an employee of the Company until the close of business on May 7, 1997 (at which time such employment shall automatically terminate). The date on which Executive's employment terminates is referred to herein as the "Termination Date."

              (b) Through May 7, 1997, Executive will be entitled to receive salary payments at his current annual rate in accordance with the Company's normal payroll policies and applicable law, and to participate in any of the Company's benefit plans.

              (c) On or before May 7, 1997, the Company will pay to the Executive the sum of $341,250 (in addition to any other regular salary to which the Executive is entitled, pursuant to paragraph 2(b) above, and the bonus and unpaid wages to which the Executive is entitled, pursuant to paragraph 2(e) below), as a severance payment.

              (d) The Company agrees to pay the Executive's reasonable legal fees and expenses associated with the negotiation of this Agreement and directly ancillary matters.

              (e) On or before May 7, 1997, the Company will pay to the Executive the sum of $109,000 as a bonus for the Company's fiscal year ended February 28, 1997, and wages

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in the amount of $22,000 for calendar year 1996 that were not paid during or for such calendar year.

                3. POST-EMPLOYMENT BENEFITS.

               (a) Executive will be entitled to continue to receive his current medical, dental, disability, and life insurance coverage, and coverage under similar employee welfare and fringe benefit plans, at the Company's expense, until the earlier of (i) the expiration of 18 months following the Termination Date, or (ii) the date on which Executive is employed on a permanent, full-time basis by some other person or entity that provides such coverage. Executive shall be permitted to participate in such plans beyond such 18-month period at his own expense, to the extent required by law.

               (b) The Company shall continue to provide during the term of the current lease thereof the use and the cost of operation and maintenance of the Lexus automobile at present leased for the Executive.

               (c) In the event that Executive determines to move from Columbus, Ohio and the expenses for such move are not substantially paid by another person or entity, the Company agrees to permit the Executive to take advantage of the Company's negotiated arrangements with moving and relocation companies, with Executive bearing all the costs and expenses of such move.

               (d) The Company agrees to provide outplacement services to Executive substantially similar to those services that are customarily provided by the Company to other senior executives.

               4. STOCK OPTIONS AND RESTRICTED STOCK.

               (a) Executive and the Company agree that all of the vested and unexercised stock options previously granted to Executive shall remain outstanding and shall continue to be exercisable, pursuant to their terms, after the Termination Date for a period of thirty days. An amount equal to 1/2 of all, unvested options shall immediately be deemed to be vested as of the Termination Date and shall be exercisable, pursuant to their terms, after the Termination Date for a period of thirty days. All other options shall be surrendered by the Executive.

               (b) Executive and the Company agree that Executive is the vested owner of 49,776 shares of the Company's stock, which shares shall be free of any and all restrictions by the Company as of the Termination Date.

               5. CONFIDENTIAL INFORMATION. Executive acknowledges that his employment as chief executive officer of the Company has placed him in possession of confidential and proprietary information that relates to the business, products, customers, services and trade secrets of the Company, Executive agrees that, prior to the termination of his

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employment, he will turn over to the Company all files, documents, notes and other materials evidencing such confidential information that are in his possession and that, without the prior written consent of the Company, he will not in any manner use or disclose any such confidential information at any time, either during or after the term of his employment by the Company, except as required by law. The Company agrees that the foregoing shall not be construed to prevent the Executive from using his general business knowledge and skill after termination of his employment by the Company.

               6. NO MALICIOUS DISPARAGEMENTS. Executive agrees that he will not engage in any libel, slander or other intentional or malicious disparagement of the Company or any affiliate thereof. The Company agrees that it will not engage in any libel, slander or other intentional or malicious disparagement of Executive.

               7. RELEASE.

               (a) As consideration for the Company's agreements contained herein, Executive irrevocably and unconditionally releases and discharges the Company, its officers, directors, shareholders, agents, employees, affiliates, related companies or entities, successors and assigns (separately and collectively "Released Parties"), jointly and individually, from any and all claims, obligations, demands, damages, and causes of action of any nature or kind whatsoever, known or unknown, which Executive, his heirs, successors or assigns have or may have against the Released Parties based upon, relating to, or arising from the creation, existence or termination of the employment relationship, including but not limited to claims of discrimination under any federal state or local law, rule or regulation,, whether those claims are past or present, whether they arise from equity, common law, or statute, whether they arise from labor laws or discrimination laws, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, or any other law, rule or regulation (but excluding claims or demands for the provision of benefits, payments or commitments under this Agreement).

               (b) As consideration for the Executive's agreements contained herein, including the cancellation of the Employment Agreement dated as of January 18, 1996, the Company (including its officers and directors), and its successors and assigns, hereby releases the Executive from any and all claims, obligations, demands, damages, and causes of action of any nature or kind whatsoever, known or unknown, which the Company (including its officers and directors), and its successors and assigns, have or may have against the Executive arising out of his officer and director relationship with the Company (and agrees to hold Executive harmless from any claims from third parties arising out of such relationship).

               (c) This release is for any relief, no matter how called, including but not limited to wages, backpay, frontpay, compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.




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               8. SETTLEMENT OF CLAIMS. The Company and Executive agree that the execution of this Agreement is in compromise and final settlement among the parties of all disputed matters, constitutes full satisfaction of all claims made or which could be made based upon, relating to or arising from the creation, existence or termination of the officer and director relationship, and does not in any way admit liability or wrongdoing by any party.

               9. UNDERSTANDING OF AGREEMENT. Executive acknowledges that he has carefully read and fully understands this Agreement, including the release included herein, that he has had the opportunity to have an attorney explain to him the terms of the foregoing, and that he knows and understands the contents of the foregoing, that he executes this Agreement knowingly and voluntarily as his own free act and deed and that this Agreement was freely negotiated and entered into without fraud, duress or coercion and with full knowledge of its significance, effects and consequences.

               10. ENTIRE AGREEMENT. This document is the complete agreement between the parties, and there are no written or oral understandings, promises or agreements directly or indirectly related to this Agreement that are not incorporated herein in full.

              11. INTERPRETATION. Section headings used in this Agreement are for ease of reference only and are not intended as substantive terms hereof. This Agreement shall be governed by and interpreted under the laws of the State of Ohio without giving effect to the conflict of laws provisions thereof.

               In witness whereof, the parties have executed and delivered this Agreement on and as of the date first written above.


                                             /s/ James R. Copitzky
                                             ----------------------------------
                                             James R. Copitzky

                                             Sun Television and Appliances, Inc.

                                             By: R. Carter Pate
                                                -------------------------------
                                                R. Carter Pate
                                             Its: Chairman of the Board


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